Exhibit No: 23.4



               [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT, LLP]


January 31, 2006


Barclays Bank PLC
1 Churchill Place
London E14 5HP, England

Gentlemen:

            We have acted as tax counsel to Barclays Bank PLC, an English public limited company (the "Company"), in connection with the preparation and filing of pricing supplements for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the issuance from time to time of the Company's debt securities (the "Notes").

            The Prospectus, dated September 21, 2005 (the "Base Prospectus"), Prospectus Supplement, dated September 22, 2005 (the "Prospectus Supplement") and pricing supplements ("Pricing Supplement" and together with the Base Prospectus and Prospectus Supplement, the "Prospectus") are included in the Registration Statement on Form F-3 (Registration No. 333-126811) filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act.

            We hereby consent to the reference to our name under the caption "Certain U.S. Federal Income Tax Considerations" in the Prospectus relating to the Notes.

            In giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ CADWALADER, WICKERSHAM & TAFT LLP

Cadwalader, Wickersham & Taft LLP